Exhibit 99

CONTACT:	REGIS CORPORATION:
Mark Fosland – Vice President, Finance
952-806-1707
Alex Forliti – Director, Finance-Investor Relations
952-806-1767

For Immediate Release

REGIS REPORTS THIRD QUARTER 2008 RESULTS

-Third Quarter EPS of $0.44 Includes $0.07 of One-Time Income Tax Expense Associated with the Repatriation of $30 Million of International Cash -

-Third Quarter Operational Earnings In Line with Guidance-

MINNEAPOLIS, April 23, 2008 — Regis Corporation (NYSE:RGS), the global leader in the $170 billion hair care industry, today reported third quarter net income of $19.0 million, or $0.44 per diluted share.  On January 31, 2008, Regis merged its continental European franchise salon operations with the Franck Provost Salon Group.  As a result of this transaction, Regis repatriated $30 million of international cash and incurred $3.0 million of tax expense associated with the repatriation.  Absent the one-time income tax expense, third quarter earnings were $0.51 per diluted share which was at the midpoint of the Company’s previously issued guidance.

“Our same-store service sales increase of 3.3 percent in the quarter was our highest quarterly service increase in the last eight years,” commented Paul D. Finkelstein, Chairman and Chief Executive Officer.  “Although our third quarter same-store sales results were positively impacted by this year’s early Easter holiday season, the majority of this increase was the result of our continued focus on increasing average ticket.  Specifically, we implemented price increases in over 5,600 salons during the quarter.”

Mr. Finkelstein continued, “We have undertaken many initiatives to improve our product business and we are confident that over time, we will see substantial improvement.  Our most significant initiative is the transformation of Trade Secret to PureBeauty.  These locations will have a European boutique setting and offer an exceptional assortment of prestige products.  Our first location opened at the Mall of America on March 13, and has been well received by the industry as well as the consumer.”

On April 11, 2008, the Company reported that revenues for the third quarter ended March 31, 2008 increased four percent to $680 million versus $655 million in third quarter of fiscal 2007. Consolidated same-store sales increased 1.4 percent for the quarter meeting the midpoint of the Company’s previously issued guidance range.  The deconsolidation of the beauty schools and the European franchise salon operations reduced revenue in the quarter by approximately $28 million.  Absent the impact of the school and European deconsolidation, consolidated revenues for the quarter would have increased 8.5 percent.

As of March 31, 2008, Regis Corporation owned, franchised or held ownership interests in 13,449 worldwide locations, a net increase of 814 units during the quarter.

Fourth Quarter Fiscal 2008 Outlook

The following points pertain to the fourth quarter ending June 30, 2008:

•                  Consolidated revenue is forecasted to grow five to seven percent to a range of $710 million to $720 million compared to $675 million a year ago. (Note:  The deconsolidation of beauty schools and the continental European franchise salon operations reduced forecasted revenue growth by approximately five hundred basis points in the quarter.)

•                  Consolidated same-store sales are forecasted to be in a range of 0.5 to 2.5 percent.

•                  The effective income tax rate is expected to be in a range of 34 to 35 percent, which reflects the adoption of FIN 48 and the impact of the deconsolidation of the continental European franchise salon operations.

•                  Earnings per diluted share are forecasted to be in the range of $0.55 to $0.62, compared to $0.62 a year ago.  The year ago period benefited by $0.09 per diluted share from prior year workers’ compensation actuarial adjustments.

Fiscal Year 2008 Updated Outlook

The following points pertain to the fiscal year ending June 30, 2008:

•                  Consolidated revenue is forecasted to grow approximately four percent to $2.74 billion.  (Note:  The deconsolidation of beauty schools and the continental European franchise salon operations reduced forecasted revenue growth by approximately four hundred basis points in fiscal 2008.)

•                  Consolidated same-store sales are forecasted to be in a range of 0.5 to 1.0 percent.

•                  Earnings per diluted share are forecasted to be in a range of $2.03 to $2.10, absent the one-time income tax expense of $0.07 per share associated with the repatriation of $30 million of international cash.

Fiscal Year 2009 Outlook

“Consistent with previous practice, included in our third quarter press release today is a detailed forecast for our upcoming fiscal year,” commented Randy L. Pearce, Senior Executive Vice President and Chief Financial Officer. “The development of our fiscal 2009 budget did present a unique challenge in one respect.  At this early date, it is difficult to estimate the financial impact the Trade Secret transformation process will have on our fiscal 2009 results given that concept testing and the resulting finalization of a business plan will not, and can not, occur until midway through the upcoming fiscal 2009 year.  As a result, we developed a consolidated ‘baseline’ operating budget which includes Trade Secret divisional results using a ‘business-as-usual’ approach, thereby excluding all incremental revenues and expenses associated with the transformation to PureBeauty.

“Throughout fiscal 2009 we plan to track and report all incremental revenue and expenses related to the Trade Secret transformation.  These items will then be removed from our consolidated reported results in order to measure our underlying performance on an apples-to-apples basis against the fiscal 2009 ‘baseline’ budget.  When we report our fourth quarter fiscal 2008 results in August, we will include additional guidance detailing the potential impact of the transformation on our first quarter fiscal 2009 results.”

Mr. Pearce concluded with the following points,  “We are pleased to present an underlying ‘baseline’ operating budget for fiscal 2009 that reflects an increased earnings target range of $2.03 to $2.29 per share, based on a same-store sales assumption of 50 basis points to 2.5 percent. The midpoint of this earnings range represents an increase of $0.09 from the midpoint of our underlying fiscal 2008 guidance.

“We certainly believe there is potential upside in our stated earnings range coming from future acquisitions and perhaps from further cost reduction initiatives as well as any improvement in retail product sales.”

The following “baseline” forecast pertains to the fiscal year ending June 30, 2009 and, consistent with past practices, excludes revenue and earnings from future acquisitions:

•                  Earnings are forecasted to be in the range of $2.03 to $2.29 per diluted share, assuming an average of 43.3 million fully diluted shares outstanding.

•                  Consolidated revenue is forecasted to grow to approximately $2.85 billion, an increase of four percent. (Revenue growth of approximately five percent before deconsolidation of Europe)

•                  Consolidated same-store sales are projected to increase in a range of 0.5 to 2.5 percent.

•                  Service margins are forecasted to be in the low 42 percent range of service revenue.

•                  Product margins are forecasted to be in the high 48 percent range of product revenue.

•                  Site operating expenses are forecasted to be in the high seven percent range of consolidated revenue.

•                  General and administrative expenses are forecasted to be in the high 11 percent range of consolidated revenue.

•                  Rent expense is forecasted to be approximately 15 percent of consolidated revenue.

•                  Depreciation and amortization is forecasted to be in the mid four percent range of consolidated revenue.

•                  Operating income is forecasted to be approximately six percent of consolidated revenue.

•                  Interest expense is forecasted to be approximately $41 million.

•                  Effective income tax rate is forecasted to be approximately 37 percent.

•                  Equity in income of affiliated companies, net of tax, is forecasted to be approximately $8 million.

•                  We plan to build and relocate 238 new corporate salons, down from an estimated 311 salons in fiscal year 2008, and we anticipate franchisees to build 115 franchised salons compared to 132 salons (excluding Europe) in fiscal 2008.

•                  Capital expenditures, excluding acquisitions, are projected to be approximately $95 million, which includes approximately $50 million for salon maintenance.

•                  Acquisition expenditures are forecasted to be $75 million.

•                  Total debt as of June 30, 2009 is expected to be approximately $725 million, with debt-to-capitalization expected to be near 40 percent.

Regis Corporation will host a conference call discussing third quarter results today at 10:00 a.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 800-219-6110. A replay of the call will be available through April 26, 2008. The replay phone number is 800-405-2236, access code 11110899#.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of March 31, 2008, the Company owned, franchised or held ownership interests in over 13,400 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Vidal Sassoon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Trade Secret, PureBeauty, BeautyFirst and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group, Inc. and various other salon concepts such as Cool Cuts 4 Kids, and the Beauty Takashi and Beauty Plaza concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia. Regis also maintains a 49 percent ownership interest in Intelligent Nutrients, a partnership that provides a wide variety of certified organic products for health and beauty.  For additional information about the company, including management’s most recent financial outlook and a reconciliation of non-GAAP financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions; changes in consumer tastes and fashion trends; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
as of March 31, 2008 and June 30, 2007
(In thousands, except per share data)

	March 31, 2008	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$136,289	$184,785
Receivables, net	41,972	67,773
Inventories	210,406	196,582
Deferred income taxes	12,778	18,775
Other current assets	47,489	57,149
Total current assets	448,934	525,064

Property and equipment, net	489,401	494,085
Goodwill	863,265	812,383
Other intangibles, net	144,841	213,452
Investment in affiliates	190,252	20,213
Other assets	93,292	66,917

Total assets	$2,229,985	$2,132,114

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$201,931	$223,352
Accounts payable	67,012	74,532
Accrued expenses	205,830	240,748
Total current liabilities	474,773	538,632

Long-term debt and capital lease obligations	597,224	485,879
Other noncurrent liabilities	212,569	194,295
Total liabilities	1,284,566	1,218,806

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 42,913,895 and 44,164,645 common shares at March 31, 2008 and June 30, 2007, respectively	2,145	2,209
Additional paid-in capital	143,801	178,029
Accumulated other comprehensive income	92,047	78,278
Retained earnings	707,426	654,792

Total shareholders’ equity	945,419	913,308

Total liabilities and shareholders’ equity	$2,229,985	$2,132,114

-more-

REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
Revenues:
Service	$475,177	$449,548	$1,392,763	$1,324,445
Product	190,562	185,462	580,040	567,139
Royalties and fees	14,316	20,024	57,018	59,683
	680,055	655,034	2,029,821	1,951,267

Operating expenses:
Cost of service	274,793	254,621	803,830	749,759
Cost of product	97,377	93,685	296,499	288,078
Site operating expenses	52,275	51,462	154,804	162,235
General and administrative	82,290	83,298	254,786	242,662
Rent	100,900	95,259	298,431	280,594
Depreciation and amortization	30,254	30,442	93,440	90,396
Goodwill impairment	—	23,000	—	23,000
Total operating expenses	637,889	631,767	1,901,790	1,836,724

Operating income	42,166	23,267	128,031	114,543

Other income (expense):
Interest expense	(11,330)	(10,355)	(33,668)	(30,864)
Interest income and other, net	1,832	1,075	6,079	3,468

Income before income taxes and equity in income of affiliated companies	32,668	13,987	100,442	87,147

Income taxes	(14,338)	(8,659)	(39,009)	(31,852)
Equity in income of affiliated companies, net of income taxes	638	—	690	—

Net income	$18,968	$5,328	$62,123	$55,295

Net income per share:
Basic	$0.44	$0.12	$1.43	$1.23
Diluted	$0.44	$0.12	$1.42	$1.21

Weighted average common and common equivalent shares outstanding:
Basic	42,638	44,703	43,303	44,807
Diluted	43,025	45,564	43,831	45,712

Cash dividends declared per common share	$0.04	$0.04	$0.12	$0.12

-more-

REGIS CORPORATION (NYSE: RGS)
SELECTED CASH FLOW DATA
(In thousands)

	Nine Months Ended March 31,
	2008	2007

Net cash provided by operating activities	$162,081	$176,773
Net cash used in investing activities	(231,766)	(124,190)
Net cash provided by (used in) financing activities	24,049	(4,093)
Effect of exchange rate changes on cash and cash equivalents	(2,860)	2,288
(Decrease) increase in cash and cash equivalents	(48,496)	50,778
Cash and cash equivalents:
Beginning of period	184,785	135,397
End of period	$136,289	$186,175

-more-

REGIS CORPORATION (NYSE: RGS)

Salon / School / Hair Restoration Center Counts and Revenues

	March 31, 2008	June 30, 2007

SYSTEM-WIDE LOCATIONS:
Company-owned salons	8,520	8,139
Franchise salons	2,209	3,742
Beauty career schools	—	56
Company-owned hair restoration centers	55	49
Franchise hair restoration centers	35	41
Ownership interest locations	2,630	389
Total, system-wide	13,449	12,416

SALON LOCATION SUMMARY

	March 31, 2008	June 30, 2007
NORTH AMERICAN SALONS:
REGIS SALONS
Open at beginning of period	1,099	1,079
Salons constructed	10	17
Acquired	4	49
Less relocations	(7)	(14)
Salon openings	7	52
Conversions	1	(1)
Salons closed	(24)	(31)
Total, Regis Salons	1,083	1,099

MASTERCUTS
Open at beginning of period	629	642
Salons constructed	6	15
Acquired	—	—
Less relocations	(5)	(12)
Salon openings	1	3
Conversions	—	—
Salons closed	(12)	(16)
Total, MasterCuts Salons	618	629

TRADE SECRET
Company-owned salons:
Open at beginning of period	613	615
Salons constructed	10	20
Acquired	2	3
Franchise buybacks	8	—
Less relocations	(7)	(11)
Salon openings	13	12
Conversions	—	1
Affiliate joint ventures	63	—
Salons closed	(16)	(15)
Total company-owned salons	673	613

- more -

	March 31, 2008	June 30, 2007

Franchise salons:
Open at beginning of period	19	19
Salons constructed	2	—
Acquired	42	—
Less relocations	(1)	—
Salon openings	43	—
Franchise buybacks	(3)	—
Affiliate joint ventures	51	—
Salons closed	—	—
Total franchise salons	110	19

Total, Trade Secret Salons	783	632

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	2,000	1,739
Salons constructed	167	242
Acquired	—	—
Franchise buybacks	12	21
Less relocations	(1)	(2)
Salon openings	178	261
Conversions	—	—
Salons closed	—	—
Total company-owned salons	2,178	2,000

Franchise salons:
Open at beginning of period	151	164
Salons constructed	5	8
Acquired	—	—
Less relocations	—	—
Salon openings	5	8
Conversions	—	—
Franchise buybacks	(12)	(21)
Salons closed	—	—
Total franchise salons	144	151

Total, SmartStyle/Cost Cutters in Wal-Mart Salons	2,322	2,151

STRIP CENTERS
Company-owned salons:
Open at beginning of period	3,317	3,031
Salons constructed	48	101
Acquired	138	193
Franchise buybacks	76	72
Less relocations	(10)	(17)
Salon openings	252	349
Conversions	—	—
Salons closed	(75)	(63)
Total company-owned salons	3,494	3,317

- more -

	March 31, 2008	June 30, 2007
Franchise salons:
Open at beginning of period	1,998	2,004
Salons constructed	93	135
Acquired (2)	—	—
Less relocations	(8)	(19)
Salon openings	85	116
Conversions	—	—
Franchise buybacks	(81)	(72)
Salons closed	(47)	(50)
Total franchise salons	1,955	1,998

Total, Strip Center Salons	5,449	5,315

INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	481	453
Salons constructed	14	25
Acquired	25	12
Franchise buybacks	—	4
Less relocations	(1)	(3)
Salon openings	38	38
Conversions	1	—
Affiliate joint ventures	(40)
Salons closed	(6)	(10)
Total company-owned salons	474	481

Franchise salons:
Open at beginning of period	1,574	1,587
Salons constructed	50	110
Acquired (2)	—	—
Less relocations	—	(1)
Salon openings	50	109
Conversions	3	—
Franchise buybacks	—	(4)
Affiliate joint ventures	(1,587)
Salons closed	(40)	(118)
Total franchise salons	—	1,574

Total, International Salons	474	2,055

	March 31, 2008	June 30, 2007
TOTAL SYSTEM-WIDE SALONS:
Company-owned salons:
Open at beginning of period	8,139	7,559
Salons constructed	255	420
Acquired	169	257
Franchise buybacks	96	97
Less relocations	(31)	(59)
Salon openings	489	715
Conversions	2	—
Affiliate joint ventures	23
Salons closed	(133)	(135)
Total company-owned salons	8,520	8,139

- more -

	March 31, 2008	June 30, 2007
Franchise salons:
Open at beginning of period	3,742	3,774
Salons constructed	150	253
Acquired (2)	42	—
Less relocations	(9)	(20)
Salon openings	183	233
Conversions	3	—
Franchise buybacks	(96)	(97)
Affiliate joint ventures	(1,536)
Salons closed	(87)	(168)
Total franchise salons	2,209	3,742

Total Salons	10,729	11,881

BEAUTY SCHOOLS
Open at beginning of period	56	54
Salons constructed	—	2
Acquired	—	1
Less closures	—	—
Conversions	(5)	—
Affiliate joint ventures	(51)	—
Less relocations	—	(1)
Total Beauty Schools	—	56

HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	49	48
Salons constructed	1	—
Acquired	—	1
Franchise buybacks	6	1
Less relocations	(1)	—
Salon openings	6	2
Sites closed	—	(1)
Total company-owned hair restoration centers	55	49

Franchise hair restoration centers:
Open at beginning of period	41	42
Salons constructed	2	—
Acquired	—	3
Less relocations	(2)	(2)
Salon openings	—	1
Franchise buybacks	(6)	(1)
Sites closed	—	(1)
Total franchise hair restoration centers	35	41

Total Hair Restoration Centers	90	90

Ownership interest locations	2,630	389

Grand Total, System-wide	13,449	12,416

(1) Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret concepts and not included in the International salon totals.

(2) Represents primarily the acquisition of franchise networks.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

REVENUES BY CONCEPT:

	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2008	2007	2008	2007
North American salons:
Regis	$130,184	$126,137	$386,532	$373,872
MasterCuts	44,755	43,835	132,223	131,978
Trade Secret (1)	61,286	58,098	189,275	196,002
SmartStyle	130,476	119,284	374,759	343,086
Strip Centers (1)	222,765	192,288	649,320	574,523
Other (2)	—	—	5,558	—
Total North American salons	589,466	539,642	1,737,667	1,619,461

International salons (1)	55,973	60,992	192,310	177,236
Beauty schools (2)	—	23,041	—	64,382
Hair restoration centers (1)	34,616	31,359	99,844	90,188

Consolidated revenues	$680,055	$655,034	$2,029,821	$1,951,267

Percent change from prior year	3.8%	8.4%	4.0%	8.7%

Same-store sales increase (3)	1.4%	0.0%	0.5%	0.3%

(1) Includes aggregate franchise royalties and fees of $14.3 and $20.0 million for the three months ended March 31, 2008 and 2007, respectively, and $57.0 and $59.7 million for the nine months ended March 31, 2008 and 2007, respectively.  North American salon franchise royalties and fees represented 69.4 and 46.9 percent of total franchise revenues in the three months ended March 31, 2008 and 2007, respectively, and 52.6 and 48.1 percent of total franchise revenues in the nine months ended March 31, 2008 and 2007, respectively.

(2) On August 1, 2007, the Company contributed its accredited cosmetology schools to Empire Education Group, Inc. For the nine months ended March 31, 2008, the results of operations for the month ended July 31, 2007 for the accredited cosmetology schools are reported in the North American salons segment. The Company retained ownership of its one North America and four United Kingdom Vidal Sassoon schools. Subsequent to August 1, 2007 results of operations for the Vidal Sassoon schools are included in the respective North American and International salon segments.

(3) Salon same-store sales increases or decreases are calculated on a daily basis as the total change in sales for company-owned salons which were open on a specific day of the week during the current period and the corresponding prior period.  Quarterly and year-to-date salon same-store sales increases are the sum of the same-store sales increases computed on a daily basis.  Relocated salons are included in same-store sales as they are considered to have been open in the prior period.  International same-store sales are calculated in local currencies so that foreign currency fluctuations do not impact the calculation.  The Company began including Hair Restoration Centers in its same-store sales calculation beginning with the third fiscal quarter of 2007.  Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in salon revenues attributable to its organic growth (new salon construction and same-store sales growth) versus growth from acquisitions.

- more -

FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon, school and hair restoration businesses is shown in the following tables.

	For the Three Months Ended March 31, 2008(1)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$422,208	$36,772	$16,197	$—	$475,177
Product	157,328	15,853	17,381	—	190,562
Royalties and fees	9,930	3,348	1,038	—	14,316
	589,466	55,973	34,616	—	680,055
Operating expenses:
Cost of service	245,562	20,405	8,826	—	274,793
Cost of product	83,729	8,672	4,976	—	97,377
Site operating expenses	47,431	3,611	1,233	—	52,275
General and administrative	34,680	7,543	8,018	32,049	82,290
Rent	85,473	12,991	1,923	513	100,900
Depreciation and amortization	21,469	2,223	2,627	3,935	30,254
Total operating expenses	518,344	55,445	27,603	36,497	637,889

Operating income (loss)	71,122	528	7,013	(36,497)	42,166

Other income (expense):
Interest expense	—	—	—	(11,330)	(11,330)
Interest income and other, net	—	—	—	1,832	1,832
Income (loss) before income taxes and equity in income of affiliated companies	$71,122	$528	$7,013	$(45,995)	$32,668

(1) On August 1, 2007, the Company contributed substantially all of its accredited cosmetology schools to Empire Education Group, Inc.  The Company retained ownership of its one North American and four United Kingdom Vidal Sassoon schools. Results of operations for the Vidal Sassoon schools are included in the respective North American and International salon segments.

On January 31, 2008, the Company merged its continental European franchise salon operations with the Franck Provost Salon Group.  For the three months ended March 31, 2008, the results of operations for the month ended January 31, 2008 are reported in the International salon segment.

- more -

	For the Three Months Ended March 31, 2007
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$379,903	$34,856	$20,459	$14,330	$—	$449,548
Product	150,356	16,794	2,582	15,730	—	185,462
Royalties and fees	9,383	9,342	—	1,299	—	20,024
	539,642	60,992	23,041	31,359	—	655,034
Operating expenses:
Cost of service	220,079	18,922	8,035	7,585	—	254,621
Cost of product	77,323	10,151	1,485	4,726	—	93,685
Site operating expenses	43,302	2,792	4,050	1,318	—	51,462
General and administrative	29,507	11,218	2,357	7,226	32,990	83,298
Rent	79,119	11,662	2,348	1,626	504	95,259
Depreciation and amortization	20,736	2,191	852	2,432	4,231	30,442
Goodwill impairment	—	—	23,000	—	—	23,000
Total operating expenses	470,066	56,936	42,127	24,913	37,725	631,767

Operating income (loss)	69,576	4,056	(19,086)	6,446	(37,725)	23,267

Other income (expense):
Interest expense	—	—	—	—	(10,355)	(10,355)
Interest income and other, net	—	—	—	—	1,075	1,075
Income (loss) before income taxes	$69,576	$4,056	$(19,086)	$6,446	$(47,005)	$13,987

- more -

	For the Nine Months Ended March 31, 2008(1)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$1,228,724	$118,425	$45,614	$—	$1,392,763
Product	478,964	50,279	50,797	—	580,040
Royalties and fees	29,979	23,606	3,433	—	57,018
	1,737,667	192,310	99,844	—	2,029,821
Operating expenses:
Cost of service	714,117	64,917	24,796	—	803,830
Cost of product	254,364	27,400	14,735	—	296,499
Site operating expenses	140,468	10,526	3,810	—	154,804
General and administrative	101,068	31,143	22,534	100,041	254,786
Rent	251,793	39,904	5,308	1,426	298,431
Depreciation and amortization	65,054	7,271	7,676	13,439	93,440
Total operating expenses	1,526,864	181,161	78,859	114,906	1,901,790

Operating income (loss)	210,803	11,149	20,985	(114,906)	128,031

Other income (expense):
Interest expense	—	—	—	(33,668)	(33,668)
Interest income and other, net	—	—	—	6,079	6,079
Income (loss) before income taxes and equity in income of affiliated companies	$210,803	$11,149	$20,985	$(142,495)	$100,442

(1) On August 1, 2007, the Company contributed substantially all of its accredited cosmetology schools to Empire Education Group, Inc.  For the nine months ended March 31, 2008 the results of operations for the month ended July 31, 2007 are reported in the North American salons segment.  The Company retained ownership of its one North American and four United Kingdom Vidal Sassoon schools. Results of operations for the Vidal Sassoon schools are included in the respective North American and International salon segments.

On January 31, 2008, the Company merged its continental European franchise salon operations with the Franck Provost Salon Group.  For the nine months ended March 31, 2008, the results of operations for the seven months ended January 31, 2008 are reported in the International salon segment.

- more -

	For the Nine Months Ended March 31, 2007
	Salons		Beauty	Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Schools	Centers	Corporate	Consolidated
Revenues:
Service	$1,123,263	$103,780	$57,565	$39,837	$—	$1,324,445
Product	467,520	46,154	6,817	46,648	—	567,139
Royalties and fees	28,678	27,302	—	3,703	—	59,683
	1,619,461	177,236	64,382	90,188	—	1,951,267
Operating expenses:
Cost of service	648,314	55,518	24,255	21,672	—	749,759
Cost of product	241,618	28,026	4,413	14,021	—	288,078
Site operating expenses	138,146	7,867	12,596	3,626	—	162,235
General and administrative	88,897	32,944	7,520	20,045	93,256	242,662
Rent	233,704	33,768	6,825	4,898	1,399	280,594
Depreciation and amortization	61,506	6,256	2,493	7,156	12,985	90,396
Goodwill impairment	—	—	23,000	—		23,000
Total operating expenses	1,412,185	164,379	81,102	71,418	107,640	1,836,724

Operating income (loss)	207,276	12,857	(16,720)	18,770	(107,640)	114,543

Other income (expense):
Interest expense	—	—	—	—	(30,864)	(30,864)
Interest income and other, net	—	—	—	—	3,468	3,468
Income (loss) before income taxes	$207,276	$12,857	$(16,720)	$18,770	$(135,036)	$87,147

- more -

REGIS CORPORATION (NYSE: RGS)

NON-GAAP FINANCIAL MEASURES (Unaudited)

The Company’s press release announcing results of operations for the three month period ended March 31, 2008 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•                  Revenue results absent the impact of the deconsolidation of the 51 wholly owned accredited cosmetology schools (schools) to Empire Education Group, Inc. (Empire), in exchange for a 49.0 percent minority interest in Empire and the merger of the continental European franchise salon operations with the Franck Provost Salon Group in exchange for a 30.0 percent interest in Provalliance.

•                  Diluted net income per share from ongoing operations absent the impact of the tax expense on the cash repatriation of $30.0 million.

Non-GAAP Consolidated Revenues

On August 1, 2007, the Company contributed the schools to Empire, and the results of operations through July 31, 2007 were included in the consolidated statement of operations.  The Company retained ownership of its one North American and four United Kingdom Vidal Sassoon schools.

On January 31, 2008, the Company merged its continental European franchise salon operations with the Franck Provost Salon Group.  The results of operations through January 31, 2008 were included in the consolidated statement of operations.

The unaudited adjusted revenues, a non-GAAP financial measure (adjusted revenues) set forth below assumes the deconsolidation of the schools occurred on December 31, 2006, and excludes product sales to Empire for the three months ended March 31, 2008.  The three months ended March 31, 2008 and 2007 assumes the deconsolidation of the European franchise salon operations as of January 31 for each respective three month period presented.  Management believes this measurement is a meaningful presentation of the revenue growth of the Company’s core salon and hair restoration businesses between the comparable periods, excluding the impact of deconsolidating the school business and the European franchise salon operations.  If the Company had deconsolidated the schools and the European franchise salon operations on the dates assumed in the adjusted revenues, the Company might have performed differently.  You should not rely on the adjusted revenues as an indication of the revenues that the Company would have achieved, had the deconsolidation of the schools and European franchise salon operations been completed at the dates indicated, or of the future revenues that the Company will achieve after the deconsolidation of the schools and the European franchise salon operations.

The adjusted revenues are based on available information and certain assumptions that management believes are reasonable.  The unaudited adjusted revenues should be read in conjunction with the historical financial statements of the Company.

	Three Months Ended	Three Months Ended
	March 31, 2008	March 31, 2007
	(Dollars in thousands)	(Dollars in thousands)
Consolidated revenues, as reported (U.S. GAAP)	$680,055	$655,034
Increase in consolidated revenues, as reported	3.8%

Consolidated revenues, as reported (U.S. GAAP)	$680,055	$655,034
Deconsolidation of schools	—	(18,644)
Deconsolidation of European franchise salon operations	—	(9,890)
Product sales to Empire	(482)	—
Consolidated revenues, adjusted	$679,573	$626,500
Increase in consolidated revenues, adjusted	8.5%

- more -

Non-GAAP Diluted Net Income Per Share

The table below is provided to assist the reader’s understanding of the third quarter 2008 earnings.  The Company believes that adjusted net income per diluted share from ongoing operations, a non-GAAP financial measure, is a useful basis to compare the Company’s results against, because unusual items during the third quarter ending March 31, 2008, impacted the Company’s reported net income (see “Adjustments” in table below).  The presentation below reconciles as reported net income per diluted share (U.S. GAAP amounts) to adjusted net income per diluted share from ongoing operations.  The adjusted net income per diluted share information should not be construed as an alternative to reported results under U.S. GAAP.

Three Months Ended
March 31, 2008
(Dollars)
Diluted net income per share, as reported (U.S. GAAP)	$0.44

Adjustment:
Tax charge (1)	$0.07

Diluted net income per share from ongoing operations, adjusted	$0.51

(1) The third quarter ending March 31, 2008 included a $3.0 million tax charge associated with the cash repatriation of $30.0 million.

- END -